Exhibit 10.73

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE LAW, AND MAY NOT BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION OR (B) SUCH TRANSACTION IS EXEMPT FROM REGISTRATION AND, IF REQUESTED BY THE MAKER, THE MAKER HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE MAKER THAT THE TRANSFER IS EXEMPT FROM THE REGISTRATION PROVISIONS UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THIS NOTE IS SUBJECT TO THE PROVISIONS OF A SUBSCRIPTION AGREEMENT, INCLUDING THEREIN CERTAIN RESTRICTIONS ON TRANSFER. A COMPLETE AND CORRECT COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST AND WITHOUT CHARGE

CONVERTIBLE
PROMISSORY NOTE

$1,000,000.00	March 18, 2008

FOR VALUE RECEIVED, the undersigned, TEKOIL & GAS CORPORATION, a Delaware corporation (“Maker”), promises to pay to LONGFELLOW ENERGY, LP, a Texas limited partnership (referred to herein as “Payee” or “Holder”), at the office of Payee at 401 Gaillardia Parkway, Suite 225, Oklahoma City, OK 73142,or at such other place as Holder may designate to Maker in writing from time to time, the principal sum of ONE MILLION AND NO/100THS DOLLARS ($1,000,000.00), in lawful money of the United States. Amounts payable hereunder shall be paid, at Payee’s option as specified by Payee in writing from time to time, either by (i) check delivered to the office of Payee or (ii) wire transfer of immediately available funds to an account specified by Payee in writing from time to time. This Note is referred to in and issued pursuant to that certain Subscription Agreement, dated as of March 18, 2008, by and between Payee and Maker (as amended from time to time, the “Agreement”).

The unpaid principal amount outstanding under this Note from time to time shall bear interest at the rate equal to five percent (5%) per annum. Interest shall be calculated based on a 360-day year and charged for the actual number of days elapsed and shall be payable upon the end of the term of this Note.

This Note shall be convertible into restricted common stock of Maker at the option of Holder at the “Conversion Rate” described below of obligation owed hereunder for each share of Common Stock, as further provided below. The Conversion Rate shall be one (1) share of Common Shares per $.365 in amount due under the Note that is converted (whether a full or partial conversion is made).

To convert all of any portion of this Note, the Holder must (a) complete and manually sign the irrevocable conversion notice attached hereto (or complete and manually sign a facsimile of such notice) and deliver such notice to the Company, (b) if this Note is in certificated form, surrender such Note to the Company, (c) furnish appropriate endorsements and transfer documents if required by the Company and (d) pay any transfer or similar tax, if required. The date on which the Holder satisfies all such requirements shall be deemed to be the date on which this Note shall have been surrendered for conversion.

On the ninetieth (90th) day following the date hereof (the “Maturity Date”), the entire outstanding principal balance shall be immediately due and payable in full. If such day is not a business day, such payment shall be made on the next succeeding day which is a business day and interest shall continue to accrue thereon until paid. As used herein, “business day” means a day, other than a Saturday, Sunday or legal holiday, on which commercial banks in Houston, Texas are open for the general transaction of business.

The indebtedness evidenced hereby may be prepaid in whole or in part, at any time and from time to time, without premium or penalty upon ten (10) days prior written notice from Maker to Holder. Any such prepayments shall be credited first to any accrued and unpaid interest and then to the outstanding principal balance hereof.

The failure of Maker to pay any principal, interest or any other sums required hereunder when due under this Note shall constitute a default. If a default shall occur hereunder and such default shall continue for fifteen (15) business days after notice thereof is delivered by Holder to Maker, then, and in such event, the entire outstanding principal balance of the indebtedness evidenced hereby, together with any other sums advanced hereunder and/or under any other instrument or document now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby, shall, at the option of Holder become due and payable regardless of the stipulated date of maturity. Upon the occurrence of a default as set forth herein, which default is not cured following the giving of any applicable notice and within any applicable cure period set forth herein, at the option of Holder the outstanding principal balance hereof shall bear interest thereafter until paid at an annual rate (the “Default Rate”) equal to the lesser of (i) ten percent (10%) per annum, or (ii) the maximum rate of interest allowed to be charged under applicable law (the “Maximum Rate”), regardless of whether or not there has been an acceleration of the payment of principal as set forth herein.

In the event this Note is placed in the hands of an attorney for collection, or if Holder incurs any costs incident to the collection of the indebtedness evidenced hereby, Maker and any endorsers hereof agree to pay to Holder an amount equal to all such costs, including, without limitation, all reasonable attorneys’ fees and all court costs.

Presentment for payment, demand, protest and notice of demand, protest and nonpayment are hereby waived by Maker and all other parties hereto. No failure to accelerate the indebtedness evidenced hereby by reason of a default hereunder, acceptance of a past-due installment or other indulgences granted from time to time, shall be construed as a novation of this Note or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note or to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable law. No extension of the time for payment of the indebtedness evidenced hereby or any installment due hereunder, made by agreement with any person now or hereafter liable for payment of the indebtedness evidenced hereby, shall operate to release, discharge, modify, change or affect the original liability of Maker hereunder or that of any other person now or hereafter liable for payment of the indebtedness evidenced hereby, either in whole or in part, unless Holder agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

All agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the amount paid or agreed to be paid to Holder for the use of the money advanced or to be advanced hereunder exceed the Maximum Rate. If, from any circumstances whatsoever, the fulfillment of any provision of this Note or any other agreement or instrument now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby shall involve the payment of interest in excess of the Maximum Rate, then, ipso facto, the obligation to pay interest hereunder shall be reduced to the Maximum Rate; and if from any circumstance whatsoever, Holder shall ever receive interest, the amount of which would exceed the amount collectible at the Maximum Rate, such amount as would be excessive interest shall be applied to the reduction of the principal balance remaining unpaid hereunder and not to the payment of interest. This provision shall control every other provision in any and all other agreements and instruments existing or hereafter arising between Maker and Holder with respect to the indebtedness evidenced hereby.

This Note is intended as a contract under and shall be construed and enforceable in accordance with the laws of the State of Florida, and shall be enforceable in a court of competent jurisdiction in the State of Florida, regardless of in which state this Note is being executed.

HOLDER AND MAKER HEREBY KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COUNSEL WAIVE TRIAL BY JURY IN ANY ACTIONS, PROCEEDINGS, CLAIMS OR COUNTER-CLAIMS, WHETHER IN CONTRACT OR TORT OR OTHERWISE, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATING TO THIS NOTE.

As used herein, the terms “Maker” and “Holder” shall be deemed to include their respective successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law.

MAKER:

TEKOIL & GAS CORPORATION
a Delaware corporation

By:	/s/ Mark Western
Mark Western
Chief Executive Officer

EXHIBIT A TO PROMISSORY NOTE

CONVERSION NOTICE

To:	Tekoil & Gas Corporation
5036 Dr. Phillips Boulevard
Suite 232
Orlando, Florida 32819

The undersigned hereby elects to:

Convert $   in amount due for ______________ (conversion amount divided by Conversion Rate) shares of Common Stock of Tekoil & Gas Corporation, pursuant to the terms of the attached Promissory Note and reduction of the amount due undersigned under Promissory Note by the number of shares of Common Stock indicated above multiplied by the Conversion Rate.

The Holder reaffirms all covenants, representations and warranties made by it in a certain Subscription Agreement dated as of March ____, 2008, and agrees that all such covenants, representations and warranties shall be deemed to be have been re-made as of the date hereof.

Date:_______________________	HOLDER:
By:
Name:
Address: